                                                                     Exhibit 4.8

     This Trust Supplement No. 1996-1B, dated as of ___________, 1996 (herein called the "Trust Supplement"), between America West Airlines, Inc., a Delaware corporation (the "Company"), and Fleet National Bank (the "Trustee"), to the Pass Through Trust Agreement, dated as of November __ , 1996, between the Company and the Trustee (the "Basic Agreement").

                              W I T N E S S E T H:

     WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered:

     WHEREAS, each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to refinance the outstanding debt portion of the purchase price of the aircraft and spare engines purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

     WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by each Owner Trustee having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

     WHEREAS, the Trustee hereby declares the creation of the America West Airlines Pass Through Trust 1996-1B (the "1996-1B Trust") for the benefit of the Certificateholders, and the initial Certificateholders as the grantors of the 1996-1B Trust, by their respective acceptances of the Certificates, join in the creation of this 1996-1B Trust with the Trustee;

     WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

     WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

     NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

                        Series 1996-1B Trust Supplement

                                 B TRUST SUPP

                                   ARTICLE I
                                THE CERTIFICATES

     Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "America West Airlines Pass Through Certificates, Series 1996-1B" (hereinafter defined as the "Series 1996-1B Certificates"). Each Series 1996-1B Certificate represents a Fractional Undivided Interest in the 1996-1B Trust created hereby.

     The terms and conditions applicable to the Series 1996-1B Certificates are as follows:

           (a) The aggregate principal amount of the Series 1996-1B Certificates that shall be authenticated under the Agreement (which limit shall not pertain to Series 1996-1B Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Series 1996-1B Certificates pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $[ ].

           (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each _________ and ______ commencing _________, 1997, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

           (c)  The Final Legal Distribution Date is ________ __, ____.

           (d) The Special Distribution Date with respect to a Special Payment shall be the date specified as such in the notice the Trustee must give with respect to such Special Payment pursuant to Section 4.02(c) of the Basic Agreement.

           (e) (i) The Series 1996-1B Certificates shall be substantially in the form attached hereto as Exhibit A. Each purchaser of Series 1996-1B Certificates will be deemed to represent that either (A) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Series 1996-1B Certificates or
      (B) the purchase and holding of Series 1996-1B Certificates is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to Prohibited Transaction Class Exemption 95-60 (promulgated under ERISA and the Code).



                       Series 1996-1B Trust Supplement

           (ii)  The Series 1996-1B Certificates shall be Book-Entry
      Certificates.

           (f) The Scheduled Payments of principal shall be as set forth in Exhibit B.

           (g) A portion of the proceeds of the Series 1996-1B Certificates shall be used to purchase the Series B Equipment Notes in the principal amount specified below:


               Equipment Note           Principal Amount          Maturity
               --------------           ----------------          --------

                      55-B                                        __________, 20
                      65-B                                        __________, 20
                      77-B                                        __________, 20
                      82-B                                        __________, 20
                     091-B                                        __________, 20
                     092-B                                        __________, 20
                     098-B                                        __________, 20
                     099-B                                        __________, 20
                    V0025-B                                       __________, 20
                    V0049-B                                       __________, 20
                    V0019-B                                       __________, 20


           (h) Each Owner Trustee, acting on behalf of its respective Owner Participant, will issue on a non-recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to refinance the outstanding debt portion of the purchase price to such Owner Trustee of the following Equipment:


                                                   Manufacturer's
                       Equipment                   Serial Number
                       ---------                   --------------

                       Airbus A320-231                   55
                       Airbus A320-231                   65
                       Airbus A320-231                   77
                       Airbus A320-231                   82
                       Airbus A320-231                  091
                       Airbus A320-231                  092
                       Airbus A320-231                  098
                       Airbus A320-231                  099
                       IAE V2500                       V0025
                       IAE V2500                       V0049
                       IAE V2500                       V0019


           (i)  The related Note Documents are listed on Exhibit C.

           (j) (i) The Trustee and the Other Trustees are parties to the Intercreditor Agreement which sets forth

                        Series 1996-1B Trust Supplement

                                                                               4
      certain terms of subordination and other matters. The Series 1996-1B are junior in right of payment to the America West Airlines Pass Through Certificates, Series 1996-1A and senior in right of payment to the America West Airlines Pass Through Certificates, Series 1996-1C, the America West Airlines Pass Through Certificates, Series 1996-1D and the America West Airlines Pass Through Certificates, Series 1996-1E.

           (ii) The holders of Series 1996-1B Certificates may purchase America West Airlines Pass Through Certificates, Series 1996-1A and the Series 1996-1B Certificates may be purchased by the holders of certain series of Certificates with a lower seniority as provided in Article III hereof and as further set forth in Section 6.01(b) of the Basic Agreement.

           (k) Notice of the termination of the Series 1996-1B Trust shall be mailed promptly by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceeding such final distribution.

                                   ARTICLE II

                                  DEFINITIONS

     Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized term has the following meaning:

     Intercreditor Agreement: Means the Intercreditor Agreement dated as of the date hereof among the Trustee, the Other Trustees, the Liquidity Providers named therein and Fleet National Bank, as Subordination Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     Liquidity Facility: Means, initially, the Irrevocable Revolving Credit Agreement dated as of November __, 1996, between Fleet National Bank, as Subordination Agent, as agent and trustee for the 1996-1B Trust, and Kredietbank N.V., acting through its New York branch, and, from and after the replacement of such Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1996-1A dated the date hereof relating to America West Airlines 1996-1A Pass Through

                        Series 1996-1B Trust Supplement

Trust, (ii) the Basic Agreement as supplemented by Trust Supplement No. 1996-1C dated the date hereof relating to America West Airlines 1996-1C Pass Through Trust, (iii) the Basic Agreement as supplemented by Trust Supplement No.1996-1D dated the date hereof relating to America West Airlines 1996-1D Pass Through Trust and (iv) the Basic Agreement as supplemented by Trust Supplement No. 1996-1E dated the date hereof relating to America West Airlines 1996-1E Pass Through Trust.

     Other Trustees: Means the trustee under the Other Agreements, and any successor or other trustee appointed as provided therein.

     Plan Transferee: Means any Plan or other entity that is using the assets of any Plan to purchase or hold its interest in a Series 1996-1B Certificate. For purposes of this definition, a "Plan" means any employee benefit plan subject to ERISA as well as any plan that is not subject to ERISA but which is subject to Section 4975 of the Internal Revenue Code of 1986, as amended.

     PTC Event of Default: Means the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the Series 1996-1B Certificates on the Final Legal Distribution Date for such Certificates or (ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing (as defined in the Intercreditor Agreement) with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the holders of the Certificates entitled thereto).

     Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture), including Overdue Scheduled Payments (as defined in the Intercreditor Agreement), payments in respect of the redemption or repurchase of any Equipment Note and payments in respect of the sale, of any Equipment Note to the related Owner Trustee, Owner Participant or any other Person.

     Trust Property: Means (i) the Equipment Notes held as the property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account, and (iii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement or the Liquidity Facility.

                        Series 1996-1B Trust Supplement

     Underwriter: Means Morgan Stanley & Co. Incorporated, Citicorp Securities, Inc., Lehman Brothers Inc. and Salomon Brothers Inc.

                                  ARTICLE III

                     PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Section 3.01. (i) At any time after the occurrence and during the continuation of a Triggering Event, each Certificateholder shall have the right to purchase all, but not less than all, of the Class A Certificates upon ten days' written notice to the Class A Trustee and each other Certificateholder, provided that (A) if prior to the end of such ten day period any other Certificateholder notifies such purchasing Certificateholder that such other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the outstanding principal amount of the Certificates held by each such Certificateholder and (B) if prior to the end of such ten-day period any other Certificateholder fails to notify the purchasing Certificateholder of such other Certificateholder's desire to participate in such a purchase, then such other Certificateholder shall lose its right to purchase the Class A Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement.

     (ii) By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

           (1) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to paragraph (i) above) to purchase all, but not less than all, of the Class A Certificates and the Series 1996-1B Certificates upon ten days' written notice to the Class A Trustee, the Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Series 1996-1B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such



                       Series 1996-1B Trust Supplement
      other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Class A Certificates and Series 1996-1B Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement; and

           (2) each Class D Certificateholder shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to paragraph (i) above or the purchase of the Class A Certificates and the Series 1996-1B Certificates pursuant to clause (ii)(1) above) to purchase all, but not less than all, of the Class A Certificates, the Series 1996-1B Certificates and the Class C Certificates upon ten days' written notice to the Class A Trustee, the Trustee, the Class C Trustee and each other Class D Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Class A Certificates, the Series 1996-1B Certificates and the Class C Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Class A Certificates, the Series 1996-1B Certificates, and the Class C Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement; and

           (3) each Class E Certificateholder shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to paragraph (i) above, the purchase of the Class A Certificates and the Series 1996-1B Certificates pursuant to clause (ii)(1) above or the purchase of the Class A Certificates, the Series 1996-1B Certificates and the Class C Certificates pursuant to clause (ii)(2) above) to purchase all, but not less than all, of the Class A Certificates, the Series 1996-1B Certificates, the Class C Certificates and the Class D Certificates upon ten days' written notice to the Class A Trustee, the Trustee, the Class C Trustee, the Class D Trustee and each other Class E Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class E Certificateholder notifies such purchasing Class E Certificateholder that such other Class E Certificateholder wants to participate in such purchase,

                        Series 1996-1B Trust Supplement
      then such other Class E Certificateholder may join with the purchasing Certificateholder to purchase all, but not less than all, of the Class A Certificates, the Series 1996-1B Certificates, the Class C Certificates and the Class D Certificates pro rata based on the Fractional Undivided Interest in the Class E Trust held by each such Class E Certificateholder and (B) if prior to the end of such ten day period any other Class E Certificateholder fails to notify the purchasing Class E Certificateholder of such other Class E Certificateholder's desire to participate in such a purchase, then such other Class E Certificateholder shall lose its right to purchase the Class A Certificates, the Series 1996-1B Certificates, the Class C Certificates and the Class D Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement.

     As used in this Article III, the terms "Certificateholder", "Class", "Class A Certificate", "Class A Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate", "Class D Certificateholder", "Class D Trust", "Class D Trustee", "Class E Certificate", "Class E Certificateholder", "Class E Trust" and "Class E Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                                   ARTICLE IV

                                  THE TRUSTEE

     Section 4.01. The Trustee. The Trustee is hereby directed to execute and deliver the Intercreditor Agreement on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

     The Trustee represents and warrants that the Intercreditor Agreement will be duly executed and delivered by

                        Series 1996-1B Trust Supplement
one of its officers who is duly authorized to execute and deliver such document on its behalf.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     Section 5.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

     Section 5.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE SERIES 1996-1B CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 5.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                        Series 1996-1B Trust Supplement

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                              AMERICA WEST AIRLINES, INC.

                                              By:___________________

                                              Name:_________________

                                              Title:________________


                                              FLEET NATIONAL BANK,
                                              as Trustee

                                              By:___________________

                                              Name:_________________

                                              Title:________________



                       Series 1996-1B Trust Supplement

                                   EXHIBIT A
                              FORM OF CERTIFICATE

     [Include on each Certificate that is a Global Certificate: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS NOT A PLAN TRANSFEREE (AS DEFINED IN THE TRUST AGREEMENT) OR (B) IT IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO ACQUIRE THIS CERTIFICATE, AND THE CONDITIONS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ISSUED BY THE U.S. DEPARTMENT OF LABOR HAVE BEEN AND WILL CONTINUE TO BE SATISFIED IN CONNECTION WITH ITS PURCHASE AND HOLDING OF THIS CERTIFICATE. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                AMERICA WEST AIRLINES PASS THROUGH TRUST 1996-1B
                           Pass Through Certificate,
                                 Series 1996-1B

                       Issuance Date: _________ __, 199_

             Final Distribution Date: _________ __, 200_

      Evidencing A Fractional Undivided Interest In the 1996-1B Trust, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft or Spare Engine Leased To America West Airlines, Inc.


Certificate No.___     $_____________ Fractional Undivided Interest
                       representing 0._ % of the Trust per $1,000 of Reference Principal Amount

     THIS CERTIFIES THAT _________________________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $____________________(the "Reference Principal Amount") in the America West Airlines Pass Through Trust 1996-1B (the "Trust") created by Fleet National Bank, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of November __, 1996 (the "Basic Agreement"), between the Trustee and America West Airlines, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement
____________________

1   Not necessarily applicable in respect of one Certificate in definitive form.

No. 1996-1B thereto, dated as of November __, 1996 (collectively, the "Agreement"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "America West Airlines Pass Through Certificates, Series 1996-1B" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Intercreditor Agreement, to which agreements the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in the Equipment leased to the Company.

     Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto. The undivided percentage interest in the Trust represented by each of this Certificate (as specified above) and the other America West Airlines Pass Through Certificates, Series 1996-1B, was determined on the basis of (x) the aggregate of the Reference Principal Amount of this Certificate (as specified above) and of the other America West Airlines Pass Through Certificates, Series 1996-1B and (y) the aggregate original principal amounts of the Equipment Notes constituting the Trust Property.

     Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each _________ and ______ (a "Regular Distribution Date") commencing _________, 1997 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such

                        Series 1996-1B Trust Supplement

Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

     Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

     The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the entire Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests

                        Series 1996-1B Trust Supplement
aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 Fractional Undivided Interests and integral multiples thereof, provided, that one Certificate may be in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.


                        Series 1996-1B Trust Supplement

     THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                  AMERICA WEST AIRLINES
                                  PASS THROUGH TRUST 1996-1B

                                  By:  FLEET NATIONAL BANK,
                                       as Trustee

                                  By:___________________

                                  Name:_________________

                                  Title:________________


Dated:  ______________


                        Series 1996-1B Trust Supplement

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Certificates referred to in the within-mentioned Agreement.

                                   FLEET NATIONAL BANK,
                                   as Trustee

                                   By:___________________

                                   Name:_________________

                                   Title:________________


                        Series 1996-1B Trust Supplement

                                   EXHIBIT B
                           REGULAR DISTRIBUTION DATES
                                      AND
                               SCHEDULED PAYMENTS


Regular Distribution Date                  Scheduled Payment
-------------------------                  -----------------






                        Series 1996-1B Trust Supplement

                                   EXHIBIT C

                             Related Note Documents





                        Series 1996-1B Trust Supplement